UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 24, 2011, Questcor Pharmaceuticals, Inc. (the “Company”) announced via a press release that it will be making presentations to certain members of the investment community and, in connection therewith, will provide an updated presentation including certain additional and revised information about the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The presentation to be provided to the investment community will be made available on the Company’s website at www.Questcor.com as soon thereafter as practicable. The presentation is furnished under this Item 7.01 pursuant to Regulation FD and is included as Exhibit 99.2 to this Current Report on Form 8-K.

The Company will host a live webcast covering the presentations to be held on March 1, 2011 at 9:00 a.m., E.T., March 2, 2011 at 11:30 a.m., E.T., and March 7, 2011 at 4:00 p.m., E.T. To access the live webcast of a particular presentation, please go to the Company’s website at www.Questcor.com at the aforementioned time. An archived webcast of each of the listed presentations will also be available at www.Questcor.com.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Questcor Pharmaceuticals, Inc. press release dated February 24, 2011.

99.2	Questcor Pharmaceuticals, Inc. March 2011 Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2011	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ MICHAEL H. MULROY
Michael H. Mulroy, Senior Vice
President, Chief Financial Officer and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Questcor Pharmaceuticals, Inc. press release dated February 24, 2011.

99.2	Questcor Pharmaceuticals, Inc. March 2011 Investor Presentation.

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